SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 27, 2012

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-33393	94-3306718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2012, Northwest Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) for the sale of a Note and warrants (the “Warrants”) to purchase shares of common stock of the Company at $0.40 per share. Pursuant to the SPA, the Company issued a Note in the amount of $500,000 and Warrants to purchase 625,000 shares of common stock of the Company. The sale and issuance of the Notes and Warrants were upon the same terms and conditions as the Securities Purchase Agreement dated July 16, 2012, entered into with the same investor, which is disclosed in a Form 8-K filed with the Securities and Exchange Commission on July 20, 2012 (including an Origination Amount of 375,000 shares of common stock and a Placement Agent Amount of 250,000 shares of common stock).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuance did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: August 31, 2012	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer and Chairman

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